                                                                    EXHIBIT 99

FOR IMMEDIATE RELEASE                 Contact: Donald J. Radkoski (614) 492-4901
Feb. 8, 2005                                       or Mary Cusick (614) 492-4920

               BOB EVANS FARMS ANNOUNCES JANUARY SAME-STORE SALES, QUARTERLY DIVIDEND AND UPDATES QUARTERLY EARNINGS GUIDANCE

COLUMBUS, Ohio -- Bob Evans Farms, Inc. (Nasdaq: BOBE) today announced that same-store sales in "core" Bob Evans Restaurants (473 stores which were open for the full 12 months in both fiscal years 2003 and 2004) for the fiscal 2005 month of January (the four weeks ended Jan. 28) decreased 5.4 percent from the same period a year ago. Average menu prices for the fiscal month were up approximately 1.8 percent.

         While the month included one more day of operations this year than last, management estimates that this benefit was more than offset by severe winter weather and an unfavorable shift in the timing of the year-end holiday period.

         Mimi's Cafe same-store sales in "core" restaurants (60 stores which opened prior to July 1, 2002) for the equivalent fiscal 2005 month of January increased 3.0 percent from the same period a year ago. Average menu prices for the month were up approximately 2.8 percent.

         Management now expects that diluted earnings per share for the company's third fiscal quarter will be approximately $0.19, which is below its previous expectations. More details will be available when complete financial results for the quarter are released on Feb. 14, 2005.

         The Bob Evans Farms board of directors today declared a quarterly dividend of 12 cents ($.12) per share on the corporation's outstanding common stock ($.01 par value). The dividend is payable March 1, 2005, to stockholders of record at the close of business on Feb. 18, 2005.

         The company will release third quarter results after the market closes on Feb. 14, 2005, and a conference call will be held on Tuesday, Feb. 15, 2005, at 10 a.m. (Eastern Time). To listen, call (800) 253-6872 or log-in to the webcast at www.bobevans.com and click on "investors." The call will be archived on the company's Web site.

         Bob Evans Farms, Inc. owns and operates 587 full-service, family restaurants in 21 states. Bob Evans Restaurants are primarily located in the Midwest, mid-Atlantic and Southeast regions of the United States, while Owens Restaurants operate in Texas. In addition, the company operates 88 Mimi's Cafe casual restaurants located in 12 states, primarily in California and other western states.

         Bob Evans Farms, Inc. is also a leading producer and distributor of pork sausage and a variety of complementary homestyle convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit the company's Web site at www.bobevans.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this report which are not statements of historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). In addition, certain statements in future filings by the company with the Securities and Exchange Commission, in press releases and in oral and written statements made by or with the approval of the company which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include statements of plans and objectives of the company or its management or board of directors; statements regarding future economic performance; and statements of assumptions underlying such statements. Words such as "plan," "believes," "anticipates," "expects" and "intends" and similar expressions are intended to, but are not the exclusive means of, identifying those statements.

Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including, without limitation:

     o    Changes in hog costs

     o The possibility of severe weather conditions where the company operates its restaurants

     o    The availability and cost of acceptable new restaurant sites

     o    Shortages of restaurant labor

     o Acceptance of the company's restaurant concepts into new geographic areas

     o Accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of Mimi's Cafe

     o Unanticipated changes in business and economic conditions affecting Mimi's Cafe

     o Other risks disclosed from time to time in the company's securities filings and press releases

There is also the risk that the company may incorrectly analyze these risks or that the strategies developed by the company to address them will be unsuccessful.

Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update any forward-looking statement to reflect circumstances or events after the date on which the statement is made to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to the company or any person acting on behalf of the company are qualified by the cautionary statements in this section.